EXHIBIT 21

Subsidiaries of the Registrant

As of March 1, 2005, the following is a list of the parent (Registrant) and its active subsidiaries, together with their subsidiaries. Except as noted, all voting securities of the listed subsidiaries are 100% beneficially owned by the Registrant or a subsidiary thereof. The subsidiaries are arranged alphabetically by state and then country of incorporation or organization.

	Name of Company	State or Country of Incorporation or Organization	Name of Parent
1.	PerkinElmer, Inc.	Massachusetts	N/A
2.	Applied Surface Technology, Inc.	California	PerkinElmer, Inc.
3.	Carl Consumable Products, LLC	Delaware	PerkinElmer LAS, Inc.
4.	Lumen Technologies, Inc.	Delaware	PerkinElmer, Inc.
5.	PerkinElmer LAS, Inc.	Delaware	PerkinElmer Holdings, Inc. (76%) [1]
6.	PerkinElmer Optoelectronics NC, Inc.	Delaware	Lumen Technologies, Inc.
7.	PerkinElmer Optoelectronics SC, Inc.	Delaware	Lumen Technologies, Inc.
8.	PerkinElmer Receivables Company	Delaware	PerkinElmer, Inc.
9.	PKL LLC	Delaware	PerkinElmer Holdings, Inc. (49%)
10.	PerkinElmer Holdings, Inc.	Massachusetts	PerkinElmer, Inc.
11.	PerkinElmer Automotive Research, Inc.	Texas	PerkinElmer Holdings, Inc.
12.	Perkin-Elmer Argentina S.R.L.	Argentina	PerkinElmer Holdings, Inc.
13.	PerkinElmer Pty. Ltd.	Australia	PerkinElmer Holdings, Inc.
14.	PerkinElmer VertriebsgmbH	Austria	Wellesley B.V.
15.	PerkinElmer NV	Belgium	PerkinElmer Life Sciences International Holdings Limited
16.	PerkinElmer Life Sciences (Bermuda) Ltd.	Bermuda	PerkinElmer LAS, Inc.
17.	PerkinElmer do Brasil Ltda.	Brazil	PerkinElmer International C.V. (94.6%) [2]
18.	PerkinElmer BioSignal, Inc.	Canada	PerkinElmer Life Sciences International Holdings Limited
19.	PerkinElmer Canada, Inc.	Canada	PerkinElmer, Inc.
20.	PerkinElmer Investments Ltd. Partnership	Canada	PerkinElmer International C.V. [3]
21.	PerkinElmer LAS Canada Inc.	Canada	PerkinElmer BioSignal, Inc.
22.	PerkinElmer Sciex Instruments	Canada	PerkinElmer Canada, Inc. (50%)
23.	PerkinElmer Instruments International Ltd.	Cayman Islands	PerkinElmer International C.V.
24.	PerkinElmer Optoelectronics Philippines, Inc.	Cayman Islands	PerkinElmer International C.V.
25.	PerkinElmer Chile Ltda.	Chile	PerkinElmer Holdings, Inc.
26.	PerkinElmer Instruments (Shanghai) Co. Ltd.	China	PerkinElmer Singapore Pte Ltd
27.	PerkinElmer Shenzhen Industrial Ltd.	China	PerkinElmer Optoelectronics GmbH & Co. KG
28.	PerkinElmer Danmark A/S	Denmark	Wallac Oy
29.	PerkinElmer Egypt Ltd.	Egypt	PerkinElmer International C.V.[4]
30.	PerkinElmer Finland Oy	Finland	Wallac Oy
31.	PerkinElmer Oy	Finland	Wellesley B.V.
32.	Wallac Oy	Finland	PerkinElmer Oy
33.	PerkinElmer SAS	France	PerkinElmer Nederland B.V.
34.	Elcos Electronic Components Support AG	Germany	PerkinElmer Optoelectronics GmbH & Co. KG
35.	PerkinElmer Holding GmbH	Germany	PerkinElmer, Inc.
36.	PerkinElmer Instruments International Ltd. & Co. KG	Germany	PerkinElmer International C.V. [5]

[1]	Packard BioScience Holding, B.V. owns 24%.

[2]	PerkinElmer Holdings, Inc. owns 5%; PerkinElmer LAS, Inc. owns .4%.

[3]	PerkinElmer Holdings, Inc. owns a de minimus share.

[4]	Wellesley B.V. owns 1%.

[5]	PerkinElmer Instruments International, Ltd. (Cayman Islands) owns a de minimus share.

	Name of Company	State or Country of Incorporation or Organization	Name of Parent
37.	PerkinElmer LAS (Germany) GmbH	Germany	PerkinElmer Holdings, Inc.
38.	PerkinElmer Optoelectronics GmbH & Co. KG	Germany	PerkinElmer LAS Germany GmbH (58%) [6]
39.	PerkinElmer (Hong Kong) Limited	Hong Kong	PerkinElmer Holdings, Inc.
40.	Perkin-Elmer Hungaria Kft	Hungary	Wellesley B.V. (98.5%) [7]
41.	PerkinElmer (India) Private Limited	India	PerkinElmer Singapore Pte Ltd (51%)
42.	PT Fluid Sciences Batam Ltd.	Indonesia	Fluid Sciences Singapore Pte Ltd
43.	PT PerkinElmer Batam	Indonesia	PerkinElmer Holdings, Inc.
44.	Perkin Elmer LAS Italia SpA	Italy	PerkinElmer Srl
45.	PerkinElmer Srl	Italy	Wellesley B.V.
46.	PerkinElmer Japan Co. Ltd.	Japan	PerkinElmer Life Sciences International Holdings Ltd. (97%) [8]
47.	Perkin Elmer Yuhan Hoesa	Korea	PerkinElmer International C.V.
48.	Perkin Elmer Sdn. Bhd.	Malaysia	PerkinElmer International C.V.
49.	Perkin Elmer de Mexico, S.A.	Mexico	PerkinElmer Holdings, Inc. [9]
50.	Lumac LSC B.V.	Netherlands	PerkinElmer Life and Analytical Sciences B.V.
51.	Packard BioScience Holding, B.V.	Netherlands	PerkinElmer Holdings, Inc.
52.	PerkinElmer Holdings B.V.	Netherlands	PerkinElmer Holdings, Inc.
53.	PerkinElmer International C.V.	Netherlands	PerkinElmer Holdings, Inc. (99%) [10]
54.	PerkinElmer Life and Analytical Sciences B.V.	Netherlands	PerkinElmer Life Sciences International Holdings Limited
55.	PerkinElmer Nederland B.V.	Netherlands	Wellesley B.V.
56.	Wellesley B.V.	Netherlands	PerkinElmer International C.V.
57.	PerkinElmer Norge AS	Norway	Wallac Oy
58.	EG&G Omni, Inc.	Philippines	PerkinElmer Holdings, Inc.
59.	PerkinElmer Instruments (Philippines) Corporation	Philippines	PerkinElmer Holdings, Inc.
60.	Perkin Elmer Polska Sp zo.o.	Poland	Wellesley B.V.
61.	PerkinElmer Portugal, Lda.	Portugal	Wellesley B.V. [11]
62.	PerkinElmer Rus	Russia	PerkinElmer Oy
63.	Fluid Sciences Singapore Pte Ltd	Singapore	PerkinElmer Singapore Pte Ltd
64.	PerkinElmer Singapore Pte Ltd	Singapore	PerkinElmer International C.V.[12]
65.	PerkinElmer España, S.L.	Spain	Wellesley B.V.
66.	PerkinElmer Sverige AB	Sweden	Wallac Oy
67.	PerkinElmer (Schweiz) AG	Switzerland	Wellesley B.V.
68.	PerkinElmer Taiwan Corporation	Taiwan	PerkinElmer International C.V.
69.	PerkinElmer Limited	Thailand	PerkinElmer, Inc.
70.	PerkinElmer (UK) Ltd.	United Kingdom	PerkinElmer UK Holdings Ltd.
71.	PerkinElmer LAS (UK) Ltd.	United Kingdom	PerkinElmer UK Holdings Ltd.
72.	PerkinElmer Life Sciences International Holdings Limited	United Kingdom	PerkinElmer LAS, Inc.
73.	PerkinElmer Ltd.	United Kingdom	PerkinElmer UK Holdings Ltd.
74.	PerkinElmer Q-Arc Ltd.	United Kingdom	PerkinElmer UK Holdings Ltd.
75.	PerkinElmer UK Holdings Ltd.	United Kingdom	Wellesley B.V.
76.	PerkinElmer Exporters Ltd.	U.S. Virgin Islands	PerkinElmer Holdings, Inc.

[6]	PerkinElmer Holding GmbH owns 2.3%; PerkinElmer Automotive Research, Inc. owns 39.7%.

[7]	PerkinElmer Benelux B.V. owns 1.5%.

[8]	Wallac Oy owns 3%.

[9]	PerkinElmer, Inc. owns a de minimus share.

[10]	PerkinElmer, Inc. owns 1%.

[11]	PerkinElmer International C.V. owns a de minimus share.

[12]	PerkinElmer Instruments International Ltd. owns a de minimus share.